Exhibit 99.1
Starbucks Reports Q3 Fiscal 2019 Results
Q3 Comparable Store Sales Up 6% Globally, Led by 7% Comp Growth in the U.S. and 6% Comp Growth in China
Global Net Store Growth of 7% Versus Prior Year, Led by 16% Net Store Growth in China
GAAP EPS of $1.12; Non-GAAP EPS of $0.78, Up 26% Year-Over-Year
Active Starbucks® Rewards Membership in the U.S. Increases 14% Year-Over-Year to 17.2 Million

SEATTLE; July 25, 2019 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter ended June 30, 2019. GAAP results in fiscal 2019 and fiscal 2018 include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

“Starbucks delivered strong operating performance in the third quarter, further demonstrating that our ‘Growth at Scale’ agenda is working,” says Kevin Johnson, president and ceo. “Our two targeted long-term growth markets, the U.S. and China, performed extremely well across a number of measures as a result of our focus on enhancing the customer experience, driving new beverage innovation and accelerating the expansion of our digital customer relationships. Given the strong momentum across our business, we are raising our full-year financial outlook.”

“Starbucks continues to be focused and disciplined in the execution of our three key strategic priorities that we established last year: accelerating growth in the U.S. and China, expanding the global reach of the Starbucks brand through our Global Coffee Alliance with Nestlé, and increasing shareholder returns. With our efforts to streamline the company and elevate the Starbucks brand, we are positioning the company to deliver predictable and sustainable operating results while building an enduring company that creates meaningful long-term value for Starbucks shareholders,” concluded Johnson.

Q3 Fiscal 2019 Highlights

•	Global comparable store sales increased 6%, driven by a 3% increase in average ticket and a 3% increase in comparable transactions

◦	Americas comparable store sales increased 7%, driven by a 4% increase in average ticket and a 3% increase in transactions; U.S. comparable store sales increased 7%, with transactions up 3%

◦	China/Asia Pacific comparable store sales increased 5%, driven by a 3% increase in average ticket and a 2% increase in transactions; China comparable store sales increased 6%, with transactions up 2%

•
The company opened 442 net new stores in Q3, yielding 30,626 stores at the end of the quarter, a 7% increase over the prior year. Nearly one-third of net new store openings were in China and 48% were in other international markets

•	Consolidated net revenues of $6.8 billion grew 8% over the prior year

◦	Consolidated net revenues grew 11% over the prior year adjusted for unfavorable impacts of approximately 2% from Streamline-driven activities and 1% from foreign currency translation

◦
Streamline-driven activities include the licensing of our CPG and foodservice businesses to Nestlé following the close of the transaction on August 26, 2018, and the conversion of certain international retail operations from company-operated to licensed models

•
GAAP operating margin, inclusive of restructuring and impairment charges, declined 10 basis points year-over-year to 16.4%, primarily due to partner (employee) investments, largely in the Americas segment, licensing of our CPG and foodservice businesses to Nestlé, product mix and higher inventory reserves, partially offset by sales leverage, cost savings initiatives and the adoption of new revenue recognition accounting for stored value card (SVC) breakage

◦
Non-GAAP operating margin of 18.3% declined 20 basis points compared to the prior year. Excluding a 70-basis point unfavorable impact from Streamline-related activities, non-GAAP operating margin expanded by approximately 50 basis points

•	GAAP Earnings Per Share of $1.12, up 84% over the prior year

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◦	Non-GAAP EPS of $0.78, up 26% over the prior year, inclusive of a $0.03 benefit from discrete income tax items

•	The company returned $581 million to shareholders through a combination of share repurchases and dividends

•	Starbucks® Rewards loyalty program grew to 17.2 million active members in the U.S., up 14% year-over-year

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Q3 Americas Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2019	Jul 1, 2018
Comparable Store Sales Growth (1)	7%	1%
Change in Transactions	3%	(2)%
Change in Ticket	4%	4%
Store Count	17,845	17,204	4%
Revenues	$4,671.8	$4,224.0	11%
Operating Income	$1,067.1	$906.8	18%
Operating Margin	22.8%	21.5%	130 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Net revenues for the Americas segment grew 11% over Q3 FY18 to $4.7 billion in Q3 FY19, primarily driven by 7% growth in comparable store sales and 641 net new store openings, or 4% store growth, over the past 12 months, and the impact of the adoption of new revenue recognition accounting for SVC breakage.

Operating income grew 18% to $1,067.1 million in Q3 FY19, up from $906.8 million in Q3 FY18. Operating margin of 22.8% expanded 130 basis points, primarily due to sales leverage and cost savings initiatives, partially offset by growth in wages and higher inventory reserves.
Q3 China/Asia Pacific Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2019	Jul 1, 2018
Comparable Store Sales Growth (1)	5%	(1)%
Change in Transactions	2%	(3)%
Change in Ticket	3%	2%
Store Count	9,246	8,252	12%
Revenues	$1,336.9	$1,229.0	9%
Operating Income	$269.8	$234.1	15%
Operating Margin	20.2%	19.0%	120 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Net revenues for the China/Asia Pacific segment grew 9% over Q3 FY18 to $1.3 billion in Q3 FY19, primarily driven by 994 net new store openings, or 12% store growth, over the past 12 months, and a 5% increase in comparable store sales. The conversion of the Thailand retail business from company-operated to fully licensed occurred toward the end of Q3 FY19 and did not have a significant impact on revenue growth.

Q3 FY19 operating income of $269.8 million grew 15% over Q3 FY18 operating income of $234.1 million. Operating margin expanded 120 basis points to 20.2%, primarily due to sales leverage and cost savings initiatives, partially offset by product mix and strategic investments.

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Q3 EMEA Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2019	Jul 1, 2018
Comparable Store Sales (1) (2)	3%	0%
Change in Transactions	0%	(2)%
Change in Ticket	3%	3%
Store Count	3,523	3,237	9%
Revenues	$231.7	$261.7	(11)%
Operating Income	$16.6	$29.2	(43)%
Operating Margin	7.2%	11.2%	(400) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 11% of the EMEA segment store portfolio as of June 30, 2019.

Net revenues for the EMEA segment declined 11% from Q3 FY18 to $231.7 million in Q3 FY19 due to the conversion of our France and Netherlands retail businesses to fully licensed operations in Q2 FY19 and the closure of certain company-operated stores, partially offset by 286 net new store openings, or 9% store growth, over the past 12 months.

Operating income of $16.6 million in Q3 FY19 declined 43% compared to $29.2 million in Q3 FY18. Operating margin declined 400 basis points to 7.2%, primarily due to higher restructuring costs associated with the closure of certain company-operated stores, partially offset by the shift in portfolio towards more licensed stores.
Q3 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 30, 2019	Jul 1, 2018
Revenues	$533.3	$567.4	(6)%
Operating Income	$181.9	$232.8	(22)%
Operating Margin	34.1%	41.0%	(690) bps

Net revenues for the Channel Development segment declined 6% from Q3 FY18 to $533.3 million in Q3 FY19, primarily due to licensing our CPG and foodservice businesses to Nestlé.

Operating income of $181.9 million in Q3 FY19 declined 22% compared to Q3 FY18. Operating margin declined 690 basis points to 34.1%, primarily due to licensing our CPG and foodservice businesses to Nestlé, partially offset by lower costs related to the Global Coffee Alliance.

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Fiscal 2019 Guidance
The company updates the following fiscal year 2019 guidance (all growth targets are relative to fiscal year 2018 non-GAAP measures unless specified):

•	Global comparable store sales growth of approximately 4% (previously 3% to 4%)

•	Consolidated GAAP revenue growth of approximately 7% (previously 5% to 7%)

◦	Includes approximately 2% of net unfavorable impact from Streamline-driven activities and approximately 1% of unfavorable impact from foreign currency translation

•	Approximately 2,000 net new Starbucks stores globally (previously approximately 2,100 net new stores)

◦	Americas over 600

◦	CAP ~1,100 (nearly 600 in China)

◦	EMEA ~300 (virtually all licensed; previously ~400)

•	GAAP tax rate in the range of 19% to 20% (previously 20% to 22%) and non-GAAP tax rate also in the range of 19% to 20% (previously 19% to 21%)

•	GAAP EPS in the range of $2.86 to $2.88 (previously $2.40 to $2.44)

•	Non-GAAP EPS in the range of $2.80 to $2.82 (previously $2.75 to $2.79)

The company introduces the following fiscal year 2019 guidance:

•	Interest expense of approximately $330 million, reflecting our latest $2 billion debt offering

The company reiterates the following fiscal year 2019 guidance (all growth targets are relative to fiscal year 2018 non-GAAP measures unless specified):

•	Consolidated operating margin down moderately

◦	Americas operating margin up slightly

◦	CAP operating margin roughly flat

◦	EMEA operating margin improving over the course of 2019

◦	Channel Development operating margin in mid-30% range

•	Capital expenditures ~$2.0 billion

Long-term General and Administrative Expense (G&A) Guidance
The company reiterates its commitment to G&A reduction:

•	Non-GAAP G&A as a percentage of system sales down 100 basis points over a three-year period, resulting in FY21 non-GAAP G&A at approximately $1.7 billion

◦	GAAP G&A in FY18 was $1.76 billion and non-GAAP G&A was $1.65 billion

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call; this information will also be available following the call on the company's website at http://investor.starbucks.com.

Company Updates

1.
In April, Starbucks announced its partnership with Cypress Creek Renewables and U.S. Bank to develop a portfolio of solar farms across Texas, providing enough energy to supply 360 Starbucks stores in Texas. Investing in green energy is one way that Starbucks supports its aspiration of sustainable coffee served sustainably.

2.
In April, Starbucks partnered with 25 other U.S. employers in the Employers for Pay Equity consortium to help eliminate the gender pay gap. The Pay Equity Principles signed by all consortium participants seek to help businesses eradicate the pay gap through equal footing, transparency, and accountability.

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3.
In May, Starbucks completed the issuance of a $1 billion sustainability bond, which will support Starbucks ethical coffee sourcing, Greener Retail initiatives, and the Starbucks Global Farmer Fund. The 30-year Sustainability Bond was part of a larger bond offering of $2 billion, with another $1 billion bond issued for general corporate purposes including the repurchase of common stock as part of the previously communicated $25 billion shareholder return target. This is the largest sustainability bond the company has issued to date and follows two previously issued sustainability bonds in 2016 and 2017.

4.
In May, Starbucks opened its first signing store in China. The signing store located in Guangzhou is dedicated to offering employment and career advancement opportunities for the deaf and hard of hearing community as part of the company’s ongoing commitment to inclusion, accessibility, and diversity. This is Starbucks third signing store globally.

5.	During Q3, Starbucks celebrated its first stores in Serbia and Malta; the company now operates in 80 markets globally.

6.	The company repurchased 6.8 million shares of common stock in Q3 FY19; approximately 52.7 million shares remain available for purchase under the current authorization.

7.	The Board of Directors declared a cash dividend of $0.36 per share, payable on August 23, 2019, to shareholders of record as of August 8, 2019.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, and Patrick Grismer, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, August 23, 2019.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 30,000 stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “outlook,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, momentum, and potential of our business, operations, and brand, the impacts, benefits, goals and expectations of our Streamline initiatives, the execution and anticipated impact of our Growth-at-Scale agenda, with a focus on our long-term growth markets of the U.S. and China, expanding the global reach of the Starbucks brand through our Global Coffee Alliance with Nestlé, increasing shareholder returns, the company's position to deliver predictable and sustainable results, building an enduring company, and the creation of meaningful long-term value for shareholders, the estimated impact of the changes in U.S. tax law, net new stores, outlook, guidance and projections for revenues, earnings per share, operating margins, comparable store sales, capital expenditures, interest expense, G&A expenses, tax rates, and our fiscal 2019 financial targets, fiscal 2019 guidance and long-term G&A expense guidance. These forward-looking statements are based on currently available operating, financial, and competitive information and are subject to a number of significant risks

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and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow, and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination, or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of the company’s initiatives and plans, including the integration the East China business and successful execution of our Global Coffee Alliance with Nestlé, the acceptance of the company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, the prices and availability of coffee, dairy, and other raw materials, the effect of legal proceedings, the effects of changes in U.S. tax law and related guidance and regulations that may be implemented, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The company assumes no obligation to update any of these forward-looking statements.

Non-GAAP Financial Measures
Certain non‐GAAP measures included in our press release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward‐looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Durga Doraisamy	Reggie Borges
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018

				As a % of total net revenues
Net revenues:
Company-operated stores	$5,535.0	$5,060.4	9.4%	81.1%	80.2%
Licensed stores	725.0	660.6	9.7	10.6	10.5
Other	563.0	589.3	(4.5)	8.3	9.3
Total net revenues	6,823.0	6,310.3	8.1	100.0	100.0
Cost of sales including occupancy costs	2,808.6	2,553.4	10.0	41.2	40.5
Store operating expenses	2,018.5	1,825.0	10.6	29.6	28.9
Other operating expenses	89.6	132.3	(32.3)	1.3	2.1
Depreciation and amortization expenses	343.1	330.0	4.0	5.0	5.2
General and administrative expenses	480.2	485.9	(1.2)	7.0	7.7
Restructuring and impairments	37.7	16.9	123.1	0.6	0.3
Total operating expenses	5,777.7	5,343.5	8.1	84.7	84.7
Income from equity investees	76.0	71.4	6.4	1.1	1.1
Operating income	1,121.3	1,038.2	8.0	16.4	16.5
Gain resulting from acquisition of joint venture	—	2.5	nm	—	—
Net gain resulting from divestiture of certain operations	601.8	—	nm	8.8	—
Interest income and other, net	40.2	31.5	27.6	0.6	0.5
Interest expense	(86.4)	(45.4)	90.3	(1.3)	(0.7)
Earnings before income taxes	1,676.9	1,026.8	63.3	24.6	16.3
Income tax expense	303.7	174.8	73.7	4.5	2.8
Net earnings including noncontrolling interests	1,373.2	852.0	61.2	20.1	13.5
Net earnings/(loss) attributable to noncontrolling interests	0.4	(0.5)	nm	—	—
Net earnings attributable to Starbucks	$1,372.8	$852.5	61.0	20.1%	13.5%
Net earnings per common share - diluted	$1.12	$0.61	83.6%
Weighted avg. shares outstanding - diluted	1,223.0	1,388.5
Cash dividends declared per share	$0.36	$0.36
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.5%	36.1%
Effective tax rate including noncontrolling interests				18.1%	17.0%

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	Three Quarters Ended			Three Quarters Ended
	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018

				As a % of total net revenues
Net revenues:
Company-operated stores	$16,064.3	$14,630.3	9.8%	81.3%	79.4%
Licensed stores	2,140.3	1,968.6	8.7	10.8	10.7
Other	1,557.0	1,817.0	(14.3)	7.9	9.9
Total net revenues	19,761.6	18,415.9	7.3	100.0	100.0
Cost of sales including occupancy costs	8,171.1	7,569.8	7.9	41.3	41.1
Store operating expenses	5,961.2	5,351.6	11.4	30.2	29.1
Other operating expenses	265.2	382.5	(30.7)	1.3	2.1
Depreciation and amortization expenses	1,032.5	920.4	12.2	5.2	5.0
General and administrative expenses	1,419.2	1,299.0	9.3	7.2	7.1
Restructuring and impairments	123.9	179.2	(30.9)	0.6	1.0
Total operating expenses	16,973.1	15,702.5	8.1	85.9	85.3
Income from equity investees	206.1	213.5	(3.5)	1.0	1.2
Operating income	2,994.6	2,926.9	2.3	15.2	15.9
Gain resulting from acquisition of joint venture	—	1,376.4	nm	—	7.5
Net gain resulting from divestiture of certain operations	622.8	496.3	25.5	3.2	2.7
Interest income and other, net	80.2	155.2	(48.3)	0.4	0.8
Interest expense	(235.3)	(106.4)	121.1	(1.2)	(0.6)
Earnings before income taxes	3,462.3	4,848.4	(28.6)	17.5	26.3
Income tax expense	670.1	1,086.5	(38.3)	3.4	5.9
Net earnings including noncontrolling interests	2,792.2	3,761.9	(25.8)	14.1	20.4
Net loss attributable to noncontrolling interests	(4.2)	(0.9)	nm	—	—
Net earnings attributable to Starbucks	$2,796.4	$3,762.8	(25.7)	14.2%	20.4%
Net earnings per common share - diluted	$2.25	$2.67	(15.7)%
Weighted avg. shares outstanding - diluted	1,242.4	1,409.9
Cash dividends declared per share	$1.08	$0.96
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				37.1%	36.6%
Effective tax rate including noncontrolling interests				19.4%	22.4%

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Segment Results (in millions)

Americas

	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$4,172.9	$3,768.5	10.7%	89.3%	89.2%
Licensed stores	496.3	452.0	9.8	10.6	10.7
Other	2.6	3.5	(25.7)	0.1	0.1
Total net revenues	4,671.8	4,224.0	10.6	100.0	100.0
Cost of sales including occupancy costs	1,700.8	1,570.8	8.3	36.4	37.2
Store operating expenses	1,615.6	1,447.6	11.6	34.6	34.3
Other operating expenses	41.3	36.7	12.5	0.9	0.9
Depreciation and amortization expenses	173.2	159.3	8.7	3.7	3.8
General and administrative expenses	58.7	84.4	(30.5)	1.3	2.0
Restructuring and impairments	15.1	18.4	(17.9)	0.3	0.4
Total operating expenses	3,604.7	3,317.2	8.7	77.2	78.5
Operating income	$1,067.1	$906.8	17.7%	22.8%	21.5%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				38.7%	38.4%

Three Quarters Ended
Net revenues:
Company-operated stores	$12,100.1	$11,120.5	8.8%	89.1%	89.1%
Licensed stores	1,474.0	1,348.0	9.3	10.9	10.8
Other	9.7	9.5	2.1	0.1	0.1
Total net revenues	13,583.8	12,478.0	8.9	100.0	100.0
Cost of sales including occupancy costs	5,002.2	4,694.9	6.5	36.8	37.6
Store operating expenses	4,741.6	4,292.9	10.5	34.9	34.4
Other operating expenses	124.2	109.2	13.7	0.9	0.9
Depreciation and amortization expenses	509.6	477.7	6.7	3.8	3.8
General and administrative expenses	172.0	196.4	(12.4)	1.3	1.6
Restructuring and impairments	56.2	21.0	167.6	0.4	0.2
Total operating expenses	10,605.8	9,792.1	8.3	78.1	78.5
Operating income	$2,978.0	$2,685.9	10.9%	21.9%	21.5%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				39.2%	38.6%

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China/Asia Pacific (CAP)

	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$1,229.8	$1,136.5	8.2%	92.0%	92.5%
Licensed stores	103.8	90.1	15.2	7.8	7.3
Other	3.3	2.4	37.5	0.2	0.2
Total net revenues	1,336.9	1,229.0	8.8	100.0	100.0
Cost of sales including occupancy costs	548.7	505.4	8.6	41.0	41.1
Store operating expenses	347.9	310.2	12.2	26.0	25.2
Other operating expenses	4.7	4.4	6.8	0.4	0.4
Depreciation and amortization expenses	118.9	120.7	(1.5)	8.9	9.8
General and administrative expenses	74.1	77.7	(4.6)	5.5	6.3
Total operating expenses	1,094.3	1,018.4	7.5	81.9	82.9
Income from equity investees	27.2	23.5	15.7	2.0	1.9
Operating income	$269.8	$234.1	15.2%	20.2%	19.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				28.3%	27.3%

Three Quarters Ended
Net revenues:
Company-operated stores	$3,539.7	$2,977.6	18.9%	91.9%	91.4%
Licensed stores	303.1	272.8	11.1	7.9	8.4
Other	10.6	8.7	21.8	0.3	0.3
Total net revenues	3,853.4	3,259.1	18.2	100.0	100.0
Cost of sales including occupancy costs	1,620.9	1,388.9	16.7	42.1	42.6
Store operating expenses	1,020.8	835.3	22.2	26.5	25.6
Other operating expenses	17.8	18.7	(4.8)	0.5	0.6
Depreciation and amortization expenses	357.2	296.0	20.7	9.3	9.1
General and administrative expenses	188.9	175.8	7.5	4.9	5.4
Restructuring and impairments	0.6	—	nm	—	—
Total operating expenses	3,206.2	2,714.7	18.1	83.2	83.3
Income from equity investees	75.7	91.0	(16.8)	2.0	2.8
Operating income	$722.9	$635.4	13.8%	18.8%	19.5%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				28.8%	28.1%

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EMEA

	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$106.4	$142.9	(25.5)%	45.9%	54.6%
Licensed stores	124.9	118.5	5.4	53.9	45.3
Other	0.4	0.3	33.3	0.2	0.1
Total net revenues	231.7	261.7	(11.5)	100.0	100.0
Cost of sales including occupancy costs	123.3	137.2	(10.1)	53.2	52.4
Store operating expenses	38.9	58.0	(32.9)	16.8	22.2
Other operating expenses	17.7	14.3	23.8	7.6	5.5
Depreciation and amortization expenses	5.4	8.0	(32.5)	2.3	3.1
General and administrative expenses	13.2	15.0	(12.0)	5.7	5.7
Restructuring and impairments	16.6	—	nm	7.2	—
Total operating expenses	215.1	232.5	(7.5)	92.8	88.8
Operating income	$16.6	$29.2	(43.2)%	7.2%	11.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				36.6%	40.6%

Three Quarters Ended
Net revenues:
Company-operated stores	$361.1	$433.1	(16.6)%	49.8%	55.5%
Licensed stores	363.2	346.7	4.8	50.1	44.4
Other	1.3	1.0	30.0	0.2	0.1
Total net revenues	725.6	780.8	(7.1)	100.0	100.0
Cost of sales including occupancy costs	380.8	420.7	(9.5)	52.5	53.9
Store operating expenses	142.2	170.4	(16.5)	19.6	21.8
Other operating expenses	54.0	47.0	14.9	7.4	6.0
Depreciation and amortization expenses	20.1	23.5	(14.5)	2.8	3.0
General and administrative expenses	41.1	40.1	2.5	5.7	5.1
Restructuring and impairments	46.6	28.5	63.5	6.4	3.7
Total operating expenses	684.8	730.2	(6.2)	94.4	93.5
Operating income	$40.8	$50.6	(19.4)%	5.6%	6.5%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				39.4%	39.3%

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Channel Development

	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018

Quarter Ended				As a % of Channel Development net revenues
Net revenues	$533.3	$567.4	(6.0)%
Cost of sales	377.1	304.6	23.8	70.7%	53.7%
Other operating expenses	20.2	74.0	(72.7)	3.8	13.0
Depreciation and amortization expenses	0.2	0.2	nm	—	—
General and administrative expenses	2.7	3.7	(27.0)	0.5	0.7
Total operating expenses	400.2	382.5	4.6	75.0	67.4
Income from equity investees	48.8	47.9	1.9	9.2	8.4
Operating income	$181.9	$232.8	(21.9)%	34.1%	41.0%

Three Quarters Ended
Net revenues	$1,484.5	$1,758.0	(15.6)%
Cost of sales	1,030.9	938.0	9.9	69.4%	53.4%
Other operating expenses	55.9	194.5	(71.3)	3.8	11.1
Depreciation and amortization expenses	12.6	1.2	nm	0.8	0.1
General and administrative expenses	8.9	10.6	(16.0)	0.6	0.6
Total operating expenses	1,108.3	1,144.3	(3.1)	74.7	65.1
Income from equity investees	130.4	122.5	6.4	8.8	7.0
Operating income	$506.6	$736.2	(31.2)%	34.1%	41.9%

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Corporate and Other

	Jun 30, 2019	Jul 1, 2018	% Change
Quarter Ended
Net revenues:
Company-operated stores	$25.9	$12.5	107.2%
Other	23.4	15.7	49.0
Total net revenues	49.3	28.2	74.8
Cost of sales including occupancy costs	58.7	35.4	65.8
Store operating expenses	16.1	9.2	75.0
Other operating expenses	5.7	2.9	96.6
Depreciation and amortization expenses	45.4	41.8	8.6
General and administrative expenses	331.5	305.1	8.7
Restructuring and impairments	6.0	(1.5)	nm
Total operating expenses	463.4	392.9	17.9
Operating loss	$(414.1)	$(364.7)	13.5%

Three Quarters Ended
Net revenues:
Company-operated stores	$63.4	$99.1	(36.0)%
Licensed stores	—	1.1	nm
Other	50.9	39.8	27.9
Total net revenues	114.3	140.0	(18.4)
Cost of sales including occupancy costs	136.3	127.3	7.1
Store operating expenses	56.6	53.0	6.8
Other operating expenses	13.3	13.1	1.5
Depreciation and amortization expenses	133.0	122.0	9.0
General and administrative expenses	1,008.3	876.1	15.1
Restructuring and impairments	20.5	129.7	(84.2)
Total operating expenses	1,368.0	1,321.2	3.5
Operating loss	$(1,253.7)	$(1,181.2)	6.1%
Corporate and Other primarily consists of our unallocated corporate operating expenses, the results from Starbucks ReserveTM Roastery & Tasting Rooms, Starbucks Reserve brand and products and Princi operations, Evolution Fresh and formerly, the Teavana retail business.

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jun 30, 2019	Jul 1, 2018	Change (%)
Revenues	$4,278.8	$3,876.8	10%
Comparable Store Sales Growth (1)	7%	1%
Change in Transactions	3%	(3%)
Change in Ticket	3%	4%
Store Count	14,875	14,433	3%
(1) Includes only Starbucks® company-operated stores open 13 months or longer.
China Supplemental Data

	Quarter Ended
($ in millions)	Jun 30, 2019	Jul 1, 2018	Change (%)
Revenues	$728.8	$662.7	10%
Comparable Store Sales Growth (1) (2)	6%	(1%)
Change in Transactions	2%	(3%)
Change in Ticket	4%	3%
Store Count	3,922	3,382	16%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Historical information has been updated. Please see page 17 of this release for additional information.

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Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018
Americas:
Company-operated stores	82	94	165	177	9,849	9,590
Licensed stores	53	86	226	468	7,996	7,614
Total Americas	135	180	391	645	17,845	17,204
China/Asia Pacific(1):
Company-operated stores	(217)	163	107	1,909	5,266	4,979
Licensed stores	470	94	609	(1,136)	3,980	3,273
Total China/Asia Pacific	253	257	716	773	9,246	8,252
EMEA(2):
Company-operated stores	(16)	—	(114)	(6)	376	496
Licensed stores	71	76	317	269	3,147	2,741
Total EMEA	55	76	203	263	3,523	3,237
Corporate and Other:
Company-operated stores	(1)	1	4	(285)	12	5
Licensed stores	—	(3)	(12)	(15)	—	22
Total Corporate and Other	(1)	(2)	(8)	(300)	12	27

Total Company	442	511	1,302	1,381	30,626	28,720
(1) China/Asia Pacific store data includes the transfer of 377 company-operated stores in Thailand to licensed stores as a result of the sale of operations toward the end of the third quarter of fiscal 2019 and the transfer of 1,477 licensed stores in East China to company-operated retail stores as a result of the purchase of our East China joint venture on December 31, 2017.

(2) EMEA store data includes the transfer of 82 company-operated retail stores in France and the Netherlands to licensed stores in the second quarter of fiscal 2019.

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Comparable Store Sales Growth - Update

The company determined minor adjustments were necessary to harmonize the calculations of comparable store sales growth across company-operated retail markets. The resulting changes, which only affected the ticket component of comparable sales growth for the China market and to a lesser extent the CAP segment, had no impact to previously reported consolidated financial statements or segment results—including total net revenues, operating income and diluted earnings per share—and did not impact comparable transaction growth. The following information is provided for historical and comparative purposes:

China Comparable Store Sales Growth Data (1)
	QTD
Period Ended	Previously Reported	Revised	Change
Dec 31, 2017	6%	7%	+1%
Apr 1, 2018	4%	4%	—%
Jul 1, 2018	(2)%	(1)%	+1%
Sep 30, 2018	1%	1%	—%
Dec 30, 2018	1%	—%	(1)%
Mar 31, 2019	3%	2%	(1)%

CAP Comparable Store Sales Growth Data (1)
	QTD			YTD
Period Ended	Previously Reported	Revised	Change	Previously Reported	Revised	Change
Dec 31, 2017	1%	1%	—%
Apr 1, 2018	3%	2%	(1)%	2%	2%	—%
Jul 1, 2018	(1)%	(1)%	—%	1%	1%	—%
Sep 30, 2018	1%	1%	—%	1%	1%	—%
Dec 30, 2018	3%	3%	—%
Mar 31, 2019	2%	2%	—%	3%	2%	(1)%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP G&A, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS are general and administrative expenses, operating income, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Sale of Tazo brand
Management excludes the net gain on the sale of our assets associated with our Tazo brand and associated transaction costs as these items do not reflect future gains, losses, costs or tax benefits and for reasons discussed above.

Sale of certain retail operations
Management excludes the gains and net loss related to the sale of our Thailand, France, the Netherlands and Brazil retail operations as these items do not reflect future gains, losses or tax impacts for reasons discussed above.

Restructuring, impairment and optimization costs
Management excludes restructuring charges and business process optimization costs related to strategic shifts in its Teavana, EMEA, U.S., e-commerce and other business units. Additionally, management excludes expenses related to divesting certain lower-margin businesses and assets, such as closure of certain company-operated stores and Switzerland intangible asset impairments. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

CAP transaction and integration-related costs
Management excludes transaction and integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.

2018 U.S. stock award	Management excludes the incremental stock-based compensation award granted in the third quarter of fiscal 2018 for reasons discussed above.
Nestlé transaction-related costs	Management excludes the transaction-related costs associated with Nestlé for reasons discussed above.
Other tax matters
On December 22, 2017, the Tax Cuts and Jobs Act was signed into U.S. law. Management excludes the estimated transition tax on undistributed foreign earnings, the impacts of estimated incremental foreign withholding taxes on expected repatriated earnings and the re–measurement of deferred tax assets and liabilities due to the reduction of the U.S. federal corporate income tax rate for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Jun 30, 2019	Jul 1, 2018	Change
General and administrative expenses, as reported (GAAP)	$480.2	$485.9	(1.2)%
Restructuring, impairment and optimization costs (1)	0.4	(4.9)
CAP transaction and integration-related items (2)	(10.5)	(19.0)
2018 U.S. stock award (3)	(14.4)	(21.7)
Nestlé transaction-related costs	(0.8)	(7.2)
Sale of Tazo brand	—	(0.4)
Non-GAAP G&A	$454.9	$432.7	5.1%

Operating income, as reported (GAAP)	$1,121.3	$1,038.2	8.0%
Restructuring, impairment and optimization costs (1)	39.6	21.7
CAP transaction and integration-related items (2)	69.0	75.8
2018 U.S. stock award (3)	14.4	21.7
Nestlé transaction-related costs	2.3	12.1
Sale of Tazo brand	—	0.4
Non-GAAP operating income	$1,246.6	$1,169.9	6.6%

Operating margin, as reported (GAAP)	16.4%	16.5%	(10) bps
Restructuring, impairment and optimization costs (1)	0.7	0.3
CAP transaction and integration-related items (2)	1.0	1.2
2018 U.S. stock award (3)	0.2	0.3
Nestlé transaction-related costs	—	0.2
Sale of Tazo brand	—	—
Non-GAAP operating margin	18.3%	18.5%	(20) bps

Diluted net earnings per share, as reported (GAAP)	$1.12	$0.61	83.6%
Gain on sale of certain retail operations (Thailand)	(0.49)	—
Restructuring, impairment and optimization costs (1)	0.04	0.02
CAP transaction and integration-related items (2)	0.06	0.05
2018 U.S. stock award (3)	0.01	0.02
Nestlé transaction related costs	—	0.01
Other tax matters (4)	—	(0.01)
Income tax effect on Non-GAAP adjustments (5)	0.04	(0.08)
Non-GAAP EPS	$0.78	$0.62	25.8%

(1)
Represents costs associated with our restructuring efforts, primarily severance, lease termination costs and asset impairments related to certain company-operated store closures, as well as business process optimization costs, largely consulting fees.

(2)
Includes transaction costs for the acquisition of our East China joint venture, the divestitures of our Taiwan joint venture and Thailand company-operated market; ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)
Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings, estimated incremental foreign withholding taxes on expected repatriated earnings and the re-measurement of deferred taxes.

(5)	Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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($ in millions)	Year Ended
Consolidated	Sep 30, 2018
General and administrative expenses, as reported (GAAP)	$1,759.0
Restructuring, impairment and optimization costs	(10.0)
CAP transaction and integration-related items	(38.0)
2018 U.S. stock award	(45.8)
Nestlé transaction-related costs	(16.9)
Sale of certain retail operations transaction costs	(1.1)
Sale of Tazo brand	(2.2)
Non-GAAP G&A	$1,645.0

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STARBUCKS CORPORATION
NON-GAAP DISCLOSURE DETAILS
(unaudited, $ in millions)

Q3 QTD FY19 ($ in millions)	Americas	China/Asia Pacific	EMEA	Channel Dev	Corporate and Other			Consolidated
Consolidated Statement of Earnings Line Item	Restructuring, Impairment and Optimization Costs	CAP Transaction and Integration Costs	Restructuring, Impairment and Optimization Costs	Nestlé Transaction- Related Costs	Nestlé Transaction- Related Costs	2018 U.S. Stock Award	Restructuring, Impairment & Optimization Costs	Total Non-GAAP Adjustment
Net revenue
Cost of sales including occupancy costs
Store operating expenses		4.9						4.9
Other operating expenses			2.3	1.5				3.8
Depreciation and amortization expenses		53.6						53.6
General and administrative expenses	(0.1)	10.5	1.3		0.8	14.4	(1.6)	25.3
Restructuring and impairments	15.1		16.6				6.0	37.7
Income from equity investees								0.0
Total impact to operating income	$(15.0)	$(69.0)	$(20.2)	$(1.5)	$(0.8)	$(14.4)	$(4.4)	$(125.3)

Non-Operating gains
Gains resulting from divestiture of certain operations								$(601.8)

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Year Ended
Consolidated	Sep 29, 2019
(Projected)
Diluted net earnings per share (GAAP)	$ 2.86 - 2.88
Restructuring, impairment and optimization costs (1)	0.15
CAP transaction and integration-related items (2)	0.22
Sale of certain retail operations	(0.51)
2018 U.S. stock award (3)	0.05
Nestlé transaction related costs	0.01
Other tax matters (4)	0.06
Income tax effect on Non-GAAP adjustments (5)	(0.04)
Non-GAAP EPS	$ 2.80 - 2.82

(1)	Represents restructuring, impairment and business optimization costs.

(2)
Includes transaction costs for the acquisition of our East China joint venture, the divestitures of our Taiwan joint venture and Thailand company-operated market; ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)
Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, including the transition tax on undistributed foreign earnings, estimated incremental foreign withholding taxes on expected repatriated earnings and the re-measurement of deferred taxes.

(5)	Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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